CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Aldabra Acquisition Corporation

We hereby consent to the use in the Prospectus constituting part of the
Registration Statement on Form S-1 of our report dated December 16, 2004, on the financial statements of Aldabra Acquisition Corporation as of December 13, 2004
and for the period from November 22, 2004 (date of inception) to December 13,
2004, which appears in such Prospectus. We also consent to the reference to our
Firm under the caption "Experts" in such Prospectus.

/s/ GOLDSTEIN GOLUB KESSLER LLP

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

December 23, 2004